UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2022

Aerie Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36152	20-3109565
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4301 Emperor Boulevard, Suite 400 Durham, North Carolina 27703
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (919) 237-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AERI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2022, Aerie Pharmaceuticals, Inc. (the “Company”), announced that the Board of Directors of the Company (the “Board”) has completed its search for a new chief financial officer and appointed Peter Lang to serve as Chief Financial Officer of the Company. Mr. Lang is expected to join the Company on March 18, 2022 (the “Start Date”) and will serve in the capacity as the Company’s principal financial officer, succeeding Raj Kannan, the Company’s Chief Executive Officer, in such capacity.

Prior to joining the Company, Mr. Lang, age 50, served as a Managing Director and Partner at Ridge Advisory, LLC, an advisory, investment banking and consulting firm, from February 2018 to March 2022. Mr. Lang has over 25 years of experience as a finance executive, including serving as Managing Director, Head of Healthcare Banking at Chardan Capital Markets, LLC from October 2018 to March 2019 and as Managing Director, Head of U.S. and North America Healthcare Advisory and Investment Banking at HSBC Securities (USA) Inc. from January 2016 to January 2018. Mr. Lang received dual degrees, Bachelor of Science and Bachelor of Arts, from The University of Pennsylvania, Wharton School of Business and School of Arts & Sciences and a M.B.A. from The University of Chicago, Booth School of Business.

There are no family relationships between Mr. Lang and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On March 15, 2022, in connection with Mr. Lang’s appointment, the Company entered into an employment agreement with Mr. Lang (the “Lang Employment Agreement”) setting forth the terms of his service and compensation. The Lang Employment Agreement provides for the following material terms:

•

An initial term which will commence on the Start Date and will expire on March 18, 2025 (the “Initial Term”), with automatic extensions for successive one (1) year periods thereafter, unless either party provides written notice of non-renewal at least 90 days prior to the end of the applicable term;

•

An annual base salary of $450,000 payable in accordance with regular payroll practices and eligibility to receive a target annual bonus equal to 50% of his base salary, with the actual amount of the annual bonus to be determined by the Board (or the Compensation Committee of the Board (the “Committee”)) based on achievement of the relevant performance goals to be determined by the Board or the Committee. Mr. Lang’s base salary may be increased annually at the discretion of the Board or Committee, and may be decreased only in connection with an overall reduction in executive salaries;

•

Grants of equity awards under the Company’s Inducement Award Plan, to be granted on the Start Date, with an approximate aggregate grant date fair market value equal to $1,400,000, 50% of which will be in the form of stock options to purchase shares of the Company’s common stock, 25% of which will be in the form of service-vesting restricted stock and 25% of which will be in the form of performance-vesting restricted stock. The stock option grant will each vest 25% on the one-year anniversary of the date of grant and in 36 monthly installments thereafter. Restricted stock subject to service-based vesting will vest on the first four annual anniversaries of the date of grant. The performance-vesting restricted stock will be subject to the same vesting conditions as applicable for other executive officers for March 2022 grants as approved by the Board. Each award will be subject to the terms of the Company’s Inducement Award Plan and an individual award agreement; and

•	Mr. Lang is eligible to participate in the standard benefit programs for senior executives.

In addition, consistent with the terms of other senior executives’ employment agreements with the Company, the Lang Employment Agreement provides for covenants of (i) non-disclosure of confidential information during the employment term and thereafter and (ii) non-solicitation of employees and noninterference with customers, clients, vendors, and other business contacts during the employment term and for a period of 12 months thereafter.

In the event of a termination of Mr. Lang’s employment (i) by the Company without Cause, (ii) by Mr. Lang for Good Reason (as such terms are defined the Lang Employment Agreement) or (iii) as a result of the Company providing Mr. Lang with a notice of non-renewal, Mr. Lang will be entitled to the following, subject to his execution and delivery of an effective release of claims against the Company:

•

Continued payment of Mr. Lang’s base salary at the rate in effect at the time of termination for a period of 6 months, or 12 months if a Change in Control (as defined in the Lang Employment Agreement) occurs and (1) Mr. Lang’s employment with the Company is terminated within 90 days immediately prior to the Change in Control, either at the request or suggestion of a counterparty in the transaction or otherwise in connection with or in anticipation of the transaction, (2) the successor corporation does not offer Mr. Lang employment on terms comparable to or better than his existing terms and he terminates employment or (3) Mr. Lang’s employment is terminated by the successor without Cause or by Mr. Lang for Good Reason or by reason of Company non-renewal within one year after the occurrence of the Change in Control (any such termination, a “Change in Control Termination”);

•	All unpaid bonuses for the prior calendar year;

•

If there is a Change in Control Termination, an amount equal to the greater of (1) Mr. Lang’s target bonus for the year of termination and (2) the average of the annual performance bonuses received by Mr. Lang for the two years immediately preceding the date of termination;

•

Company-paid health insurance continuation coverage less the amount payable by an active employee for such coverage, for a period of 6 months, or 12 months if there is a Change in Control Termination; and

•

The vesting applicable to all equity awards granted during Mr. Lang’s employment with the Company will cease 90 days after the date of termination, or, if in connection with a Change in Control Termination all awards will fully vest, and Mr. Lang will have a period of 90 days to exercise any and all vested equity awards that require exercise, after which time all equity awards will expire. In addition, if Mr. Lang’s employment is terminated by the Company in connection with a non-renewal of the Initial Term, the vesting applicable to the stock options granted to him on his Start Date will continue for 1 year following the date of termination, and he will have a period of 90 days following expiration of such post-termination vesting period to exercise the vested portion of such stock options, after which time any unexercised portion of the stock option will expire.

The Lang Employment Agreement provides that, to the extent any of the payments or benefits provided or to be provided by the Company or its affiliates to Mr. Lang pursuant to the terms of the Lang Employment Agreement or otherwise would constitute “parachute payments” (“Parachute Payments”) within the meaning of Section 280G of the Internal Revenue Code, and would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code (the “Excise Tax”), then such Parachute Payments will be payable either (i) in full or (ii) as to such lesser amount which would result in no portion of such Parachute Payments being subject to the Excise Tax, whichever results in Mr. Lang receiving the highest after-tax amount. If such a reduction in Parachute Payments is necessary, the reduction will occur in the manner that results in the greatest economic benefit to the Mr. Lang. The Lang Employment Agreement does not provide for a 280G-related excise tax gross-up.

The summary of the Lang Employment Agreement above does not purport to be complete and is subject to, and qualified in its entirety by, the Lang Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2022.

On March 18, 2022, the Company issued a press release announcing the appointment of Mr. Lang as Chief Financial Officer, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release, dated March 18, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERIE PHARMACEUTICALS, INC.

Date: March 18, 2022	By:	/s/ John W. LaRocca
John W. LaRocca
General Counsel and Secretary